UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT
      Pursuant to Section 13 OR 15 (d) of the Securities Act of 1934

Date of Report             December 4, 2002

                      INTERMOUNTAIN RESOURCES, INC.
          (Exact name of registrant as specified in its charter)


           Nevada                        0-9558                84-0817164
(State or other jurisdiction          (Commission            (IRS Employer
of incorporation)                     File Number)        Identification No.)

     P. O. Box 51600, Sparks, Nevada                        89435
(address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code     (775) 359-2884

                               Not Applicable
      (Former name or former address, if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountant.

On November 24, 2002, W. Dale McGhie, CPA advised the Registrant that he has ceased doing any SEC work.

The Accountant's Report of W. Dale McGhie on the Registrant's financial statements for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles except for an explanatory paragraph stating, "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in
Note 2 to the financial statements, the Company's significant operating losses and minimal working capital raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

The necessity to find a new accountant has not yet been communicated to the Board of Directors.

During the registrant's two most recent fiscal years and during the subsequent interim period, there were no disagreements with W. Dale McGhie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

There have been no "reportable events" that occurred within the Registrant's two most recent fiscal years and any subsequent interim period which would be reportable under the requirements of Item 304. (a) (1) (v) of Regulation S-K.

Effective November 26, 2002, the Registrant engaged Forbush and Associates, Daniel J. Forbush, CPA, 1155 West Fourth Street, Reno, Nevada, 89503 to act as the Registrant's independent accountant. The Registrant has never consulted with Daniel J. Forbush, CPA on any matter.

                                 SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 27, 2002                         INTERMOUNTAIN RESOURCES, INC.
                                                  (A Nevada Corporation)

                                                   By /s/ L. W. Watson
                                                   L. W. Watson, President
EX-16

W. DALE MCGHIE (letterhead)
November 26, 2002

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

RE:  Intermountain Resources, Inc.

I have read the statements that I understand Intermountain Resources, Inc. will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. I agree with such statements made regarding my firm. I have no basis to agree or disagree with other statements made under Item 4.

Yours truly,

/s/Dale W. McGhie
Dale McGhie